Exhibit 99.1

BMHC ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO (July 26, 2007) - Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today reported second quarter 2007 sales of $697 million, a decrease of 24% from $922 million in the same quarter a year ago. For the six months ended June 30, 2007, sales were $1.3 billion, a decrease of 30% from $1.8 billion in 2006.

Net income for the second quarter of 2007 was $19.4 million or $0.66 per share compared to $34.2 million or $1.16 per share in the same quarter a year ago. The current quarter results included a gain of $5.7 million or $0.19 per share from the sale of certain real estate associated with the relocation of a building materials operation in Texas. For the six months ended June 30, 2007, net income was $14.5 million or $0.49 per share compared to $62.2 million or $2.10 per share in the same period of 2006.

Robert E. Mellor, Chairman, President and Chief Executive Officer, stated, “Market conditions remained very challenging during the second quarter, with year-over-year comparisons continuing to reflect the sharp correction occurring in the homebuilding sector. We were pleased that our focus on cost controls resulted in improved operating margins during the quarter and enabled us to return to profitability while generating positive cash flow.

“We continue to adjust our operating costs to current levels of regional homebuilding activity while maintaining a strong commitment to preserving our service levels to customers. We remain extremely focused on cost management and cash flow, as the timing of a recovery of the homebuilding market remains highly uncertain.”

BMC West Segment Operating Results
(thousands)

	Three Months Ended June 30		$	%	Six Months Ended June 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Sales	$ 340,276	$ 420,061	$ (79,785)	(19)%	$ 626,909	$ 806,320	$(179,411)	(22)%

Income from operations	$ 33,207	$ 39,178	$ (5,971)	(15)%	$ 44,638	$ 69,724	$ (25,086)	(36)%

For the second quarter, BMC West sales were $340 million, a decrease of 19% from $420 million in the same quarter a year ago. For the six months, sales were $627 million, a decrease of 22% from $806 million in the same period of 2006. Building permits were lower in all our markets with particular sales weakness in the Colorado Front Range and Southwest regions.

For the second quarter, income from operations was $33.2 million, a decrease of 15% from $39.2 million in the same quarter of 2006. For the six months, income from operations was $44.6 million, a decrease of 36% from $69.7 million in the same period of 2006. Income from operations declined due to lower sales. Income from operations included a pre-tax gain of $8.2 million for the sale of certain real estate associated with the relocation of a building materials operation in Texas.

SelectBuild Segment Operating Results
(thousands)

	Three Months Ended June 30		$	%	Six Months Ended June 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Sales	$ 356,751	$ 501,931	$(145,180)	(29)%	$ 639,222	$1,000,229	$(361,007)	(36)%

Income from operations	$ 15,702	$ 47,098	$(31,396)	(67)%	$ 18,288	$ 93,173	$(74,885)	(80)%

For the second quarter, SelectBuild sales were $357 million, a decrease of 29% from $502 million in the same period of 2006. Sales from comparable operations decreased 36% or $183 million due to lower contract starts. Sales from acquisitions not present in the same quarter of 2006 were 11% of sales or $38 million.

For the six months, sales were $639 million, a decrease of 36% from $1.0 billion in the same period of 2006. Sales from comparable operations were 43% or $426 million lower for the period. Sales from acquisitions not present in the same period of 2006 were 10% of sales or $65 million.

For the second quarter, income from operations was $15.7 million, a decrease of 67% from $47.1 million in the same quarter of 2006. Operating income from comparable operations decreased 79% or $37.3 million. Operating income included $5.9 million from acquisitions not present in the same quarter of 2006.

For the six months, income from operations was $18.3 million, a decrease of 80% from $93.2 million in the same period of 2006.  Operating income from comparable operations decreased 90% or $83.7 million. Operating income included $8.8 million from acquisitions not present in the same period of 2006. Operating income declined for both the quarter and six months due to lower sales and competitive pressure on margins.

Corporate
(thousands)
	Three Months Ended June 30		$	%	Six Months Ended June 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Corporate general and administrative	$ 10,726	$ 21,959	$(11,233)	(51)%	$ 23,783	$ 44,194	$(20,411)	(46)%

Corporate represents shared services expenses to support the operations of our two business segments and public company costs. For the second quarter, these expenses decreased 51% to $10.7 million from $22 million in the same quarter of 2006. For the six months, these expenses decreased 46% to $23.8 million from $44.2 million in the same period of 2006. The decrease was due to lower compensation and professional fees.

Conference Call and Webcast
Management will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call may be accessed by dialing 866-383-7989 (Domestic), or 617-597-5328 (International), pass code 16909671. A replay will be available through Friday, August 10, 2007 by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required pass code for the replay is 22142691. The live conference call and replay can also be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. Recently, BMHC was named to Fortune Magazine’s 100 Fastest Growing Companies and for a second consecutive year named to the Forbes 400 Best Big Companies. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	our ability to implement and maintain cost structures that align with revenue growth;
•	changes in the business models of our customers may limit our ability to provide construction services and building products required by our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Sales
Construction services	$405,989	$560,731	$724,997	$1,109,789
Building products	291,038	361,261	541,134	696,760
Total sales	697,027	921,992	1,266,131	1,806,549

Costs and operating expenses
Cost of goods sold
Construction services	344,865	459,526	620,267	913,657
Building products	211,740	264,518	392,818	511,744
Impairment of assets	—	2,237	—	2,237
Selling, general and administrative expenses	112,470	131,893	226,292	262,494
Other income, net	(10,231)	(499)	(12,389)	(2,286)
Total costs and operating expenses	658,844	857,675	1,226,988	1,687,846

Income from operations	38,183	64,317	39,143	118,703

Interest expense	9,501	6,465	17,719	12,055

Income before income taxes and minority interests	28,682	57,852	21,424	106,648

Income taxes	9,265	20,520	6,597	38,330

Minority interests income, net of income taxes	—	(3,157)	(376)	(6,074)

Net income	$19,417	$34,175	$14,451	$62,244

Net income per share:
Basic	$0.67	$1.20	$0.50	$2.18
Diluted	$0.66	$1.16	$0.49	$2.10

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	June 30	December 31		June 30	December 31
	2007	2006		2007	2006
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$35,401	$74,272
Marketable securities	8,022	4,337	Accounts payable	$134,544	$110,961
Receivables, net of allowances			Accrued compensation	40,725	48,552
of $5,158 and $4,487	328,957	279,829	Insurance deductible reserves	27,716	24,931
Inventory	156,707	144,366	Other accrued liabilities	39,620	103,402
Unbilled receivables	72,191	43,527	Billings in excess of costs and estimated
Deferred income taxes	9,015	8,914	earnings	35,833	27,622
Prepaid expenses and other	10,652	11,166	Current portion of long-term debt	5,038	8,143
Current assets	620,945	566,411	Current liabilities	283,476	323,611

Property and equipment			Deferred income taxes	12,139	9,138
Land	63,887	62,367	Insurance deductible reserves	25,868	25,841
Buildings and improvements	139,700	139,602	Long-term debt	433,408	349,161
Equipment	193,199	188,285	Other long-term liabilities	36,077	41,390
Construction in progress	5,412	8,579
Accumulated depreciation	(149,961)	(139,342)	Minority interests	3,943	7,141
Marketable securities	50,032	53,513
Deferred loan costs	4,920	5,481	Commitments and contingent liabilities	—	—
Other long-term assets	34,741	27,223
Other intangibles, net	102,704	108,792	Shareholders’ equity
Goodwill	318,129	308,000	Common shares, $0.001 par value:
	$1,383,708	$1,328,911	authorized 50 million; issued and
			outstanding 29.4 and 29.2 million
			shares	29	29
			Additional paid-in capital	159,797	154,405
			Retained earnings	427,522	418,927
			Accumulated other comprehensive
			income (loss), net	1,449	(732)
			Shareholders’ equity	588,797	572,629
				$1,383,708	$1,328,911

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Three Months Ended June 30	Six Months Ended June 30
Operating Activities	2007	2007
Net income	$19,417	$14,451
Items in net income not using (providing) cash:
Minority interests, net	—	376
Depreciation and amortization	11,364	24,111
Impairment of assets	—	—
Deferred loan cost amortization	280	561
Share-based compensation	2,584	4,697
Gain on sale of assets, net	(8,337)	(8,700)
Realized gain on marketable securities	18	7
Deferred income taxes	42	2,485
Changes in assets and liabilities, net of effects of acquisitions of business units:
Receivables, net	(40,379)	(49,128)
Inventory	(12,346)	(12,341)
Unbilled receivables	(14,860)	(28,664)
Prepaid expenses and other current assets	7,877	491
Accounts payable	11,915	27,746
Accrued compensation	5,711	(7,783)
Insurance deductible reserves	985	2,785
Other accrued liabilities	8,444	(6,231)
Billings in excess of costs and estimated earnings	8,612	8,211
Other long-term assets and liabilities	803	(9,254)
Other, net	(1,588)	(1,332)
Cash flows provided (used) by operating activities	542	(37,512)

Investing Activities
Purchases of property and equipment	(7,341)	(15,992)
Acquisitions and investments in businesses, net of cash acquired	(10,618)	(72,214)
Proceeds from dispositions of property and equipment	14,967	16,154
Purchase of marketable securities	(9,025)	(17,764)
Proceeds from sales of marketable securities	8,264	17,414
Other, net	(556)	(1,509)
Cash flows used by investing activities	(4,309)	(73,911)

Financing Activities
Net borrowings under revolver	7,800	87,000
Principal payments on term notes	(875)	(1,750)
Net payments on other notes	(560)	(4,108)
Increase (Decrease) in book overdrafts	9,177	(1,182)
Proceeds from share options exercised	128	163
Tax benefit for share-based payments	225	253
Dividends paid	(2,917)	(5,832)
Deferred financing costs	—	—
Distributions to minority interests	(1,690)	(2,203)
Other, net	(21)	211
Cash flows provided by financing activities	11,267	72,552

(Decrease) Increase in Cash and Cash Equivalents	7,500	(38,871)

Cash and cash equivalents, beginning of period	27,901	74,272
Cash and cash equivalents, end of period	$35,401	$35,401

Building Materials Holding Corporation
Segment Information
(thousands)
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Sales
SelectBuild	$356,751	$501,931	$639,222	$1,000,229
BMC West	340,276	420,061	626,909	806,320
	$697,027	$921,992	$1,266,131	$1,806,549

Income from operations
SelectBuild	$15,702	$47,098	$18,288	$93,173
BMC West	33,207	39,178	44,638	69,724
Corporate and other	(10,726)	(21,959)	(23,783)	(44,194)
	$38,183	$64,317	$39,143	$118,703

We evaluate our results of operations including and excluding acquisitions. We believe a presentation of sales and income from operations excluding recent acquisitions enhances an understanding of the acquisitions as well as comparable operations for the respective periods.

A reconciliation of sales and income from operations before recent acquisitions for the three and six months ended June 30, 2007 and 2006 is provided in the following table:

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Sales
SelectBuild	$356,751	$501,931	$639,222	$1,000,229
Less: Acquisitions	(37,869)	—	(65,345)	—
	318,882	501,931	573,877	1,000,229

BMC West	340,276	420,061	626,909	806,320
Less: Acquisitions	(893)	—	(9,422)	—
	339,383	420,061	617,487	806,320
	$658,265	$921,992	$1,191,364	$1,806,549

Income from operations
SelectBuild	$15,702	$47,098	$18,288	$93,173
Less: Acquisitions	(5,880)	—	(8,787)	—
	9,822	47,098	9,501	93,173

BMC West	33,207	39,178	44,638	69,724
Less: Acquisitions	102	—	312	—
	33,309	39,178	44,950	69,724

Corporate and other	(10,726)	(21,959)	(23,783)	(44,194)
	$32,405	$64,317	$30,668	$118,703